Exhibit 31.3

CERTIFICATION

I, Alessandro Sodi, certify that:

1. I have reviewed this annual report on Form 10-K of Diligent Board Member Services, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013

/s/ Alessandro Sodi
Alessandro Sodi President and Chief Executive Officer (Principal Executive Officer)